Exhibit 99.1

Verisign Reports 13 Percent Year-Over-Year Revenue Growth in Third Quarter 2012

RESTON, VA - Oct. 25, 2012 - VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the third quarter ended Sept. 30, 2012.

Third Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $224 million for the third quarter of 2012, up 13 percent from the same quarter in 2011. Verisign reported net income of $78 million and diluted earnings per shares (EPS) of $0.47 for the third quarter of 2012, compared to net income of $59 million and diluted EPS of $0.36 for the same quarter in 2011. The operating margin was 51.9 percent for the third quarter of 2012 compared to 45.2 percent for the same quarter in 2011.

Third Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $84 million and diluted EPS of $0.50 for the third quarter of 2012, compared to net income of $64 million and diluted EPS of $0.39 for the same quarter in 2011. The non-GAAP operating margin was 56.4 percent for the third quarter of 2012 compared to 50.1 percent for the same quarter in 2011. A table reconciling the GAAP to the non-GAAP results (that excludes items described below) is appended to this release.

“We continue to see benefits in our results from our restructuring, focus, and continued operational discipline,” commented Jim Bidzos, executive chairman, president and chief executive officer.

Verisign's .com Registry Agreement renewal with Internet Corporation for Assigned Names and Numbers (ICANN) to serve as the authoritative registry operator for the .com registry was approved by Verisign's Board of Directors on June 16, 2012, and ICANN's Board of Directors on June 23, 2012. In accordance with the Cooperative Agreement between the Department of Commerce and Verisign, Verisign submitted the .com Registry Agreement to the Commerce Department for its review on June 26, 2012. As a result of communications beginning in October 2012 with the Commerce Department, we have concluded that the Commerce Department may not complete its review and approve the renewal of the .com Registry Agreement prior to its expiration on Nov. 30, 2012, and that the Commerce Department, together with the Department of Justice, is reviewing the .com Registry Agreement's pricing terms. Pursuant to the terms of the Cooperative Agreement, if the .com Registry Agreement is not approved by the Commerce Department prior to its expiration, the Commerce Department is required to agree to the extension of the .com Registry Agreement for six months, or such other reasonable period of time as the Commerce Department and Verisign may mutually agree.

“We remain committed to providing unparalleled network and registry services performance as we work with the Commerce Department to renew the .com Registry Agreement. Additionally, an area of emphasis for us is further enhancing our infrastructure to strengthen security and stability for both our customers and our own operations, in the face of new and ever-increasing cyber threats,” said Bidzos.

Financial Highlights

•	Verisign ended the third quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.50 billion, an increase of $147 million from year-end 2011.

•	Cash flow from operations was $122 million for the third quarter compared with $108 million for the same quarter in 2011.

•	Deferred revenues ended the third quarter of 2012 totaling $809 million, an increase of $80 million from year-end 2011.

•	Capital expenditures were $14 million in the third quarter of 2012.

•
During the third quarter, Verisign repurchased 1.7 million shares of its common stock for a cost of $77 million. At Sept. 30, 2012, approximately $610 million remained available and authorized for share repurchases.

•
For purposes of calculating diluted EPS, the third quarter diluted share count included 9.2 million shares related to the convertible debentures, compared with no dilutive effect in the same quarter in 2011. These represent dilutive shares and not shares that have been issued.

•
Due to the stock price exceeding the convertible debentures trigger during the third quarter of 2012, holders have the option to convert the debentures into common stock during the fourth quarter of 2012. Consequently, the debt component of the convertible debentures, the related embedded derivative, and deferred tax liability were reclassified from long-term liabilities to current liabilities, while the associated unamortized debt issuance costs were reclassified from long-term assets to current assets, as of Sept. 30, 2012.

Business Highlights

•
Verisign Registry Services added 1.37 million net new names and ended the third quarter with approximately 119.9 million active domain names in the zone for .com and .net, representing a 7.1 percent increase year over year.

•	In the third quarter, Verisign processed 7.8 million new domain name registrations for .com and .net, representing a 1.1 percent decrease year over year.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: Discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012, and 30 percent for the other periods presented herein, both of which differ from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income attributable to Verisign stockholders is appended to this release.

Today's Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2012 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 981-5540 (international). A listen-only live webcast and accompanying slide presentation of the third quarter 2012 earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 4720678) beginning at 8:00 p.m. (EDT) on Oct. 25, 2012, and will run through Nov. 2, 2012, at 7:00 p.m. (EDT). An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This press release and the financial information discussed on today's conference call are available at http://investor.verisign.com.

About VeriSign
VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF
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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign's actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the .com Registry Agreement renewal will occur on or before November 30, 2012, if at all, and if the .com Registry Agreement is renewed, whether it will be renewed on the terms previously approved by ICANN and Verisign's Board of Directors; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing and advertising practices, including those of third-party registrars; changes in search engine algorithms and advertising payment practices; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether Verisign will be able to continue to expand its infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction and whether our gTLD applications or the applicants' gTLD applications for which we have contracted to provide back-end registry services will be successful. More information about potential factors that could affect the Company's business and financial results is included in Verisign's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts:
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Jeannie McPherson, jmcpherson@verisign.com, 571-420-1753

©2012 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$270,455	$1,313,349
Marketable securities	1,221,797	32,860
Accounts receivable, net	11,270	14,974
Deferred tax assets	—	64,751
Prepaid expenses and other current assets	26,967	21,847
Total current assets	1,530,489	1,447,781
Property and equipment, net	329,358	327,136
Goodwill and other intangible assets, net	53,062	53,848
Long-term deferred tax assets	55,193	2,758
Other long-term assets	15,162	24,656
Total long-term assets	452,775	408,398
Total assets	$1,983,264	$1,856,179
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$106,137	$156,385
Convertible debentures, including contingent interest derivative	603,113	—
Deferred revenues	563,706	502,538
Deferred tax liabilities	344,404	—
Total current liabilities	1,617,360	658,923
Long-term deferred revenues	244,939	226,033
Convertible debentures, including contingent interest derivative	—	590,086
Long-term debt	100,000	100,000
Long-term deferred tax liabilities	3,322	325,527
Other long-term tax liabilities	44,255	43,717
Total long-term liabilities	392,516	1,285,363
Total liabilities	2,009,876	1,944,286
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 318,560 at September 30, 2012 and 316,781 at December 31, 2011; Outstanding shares: 155,541 at September 30, 2012 and 159,422 at December 31, 2011	319	317
Additional paid-in capital	19,979,858	20,135,237
Accumulated deficit	(20,006,186)	(20,220,577)
Accumulated other comprehensive loss	(603)	(3,084)
Total stockholders’ deficit	(26,612)	(88,107)
Total liabilities and stockholders’ deficit	$1,983,264	$1,856,179

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$223,528	$196,965	$643,396	$568,332
Costs and expenses:
Cost of revenues	41,460	41,694	125,560	123,230
Sales and marketing	22,928	25,090	77,056	69,660
Research and development	15,409	13,488	45,635	40,156
General and administrative	27,669	24,775	73,903	86,610
Restructuring charges	—	2,971	(730)	12,160
Total costs and expenses	107,466	108,018	321,424	331,816
Operating income	116,062	88,947	321,972	236,516
Interest expense	(12,619)	(11,797)	(37,539)	(135,473)
Non-operating (loss) income, net	(1,742)	3,591	(3,032)	15,218
Income from continuing operations before income taxes	101,701	80,741	281,401	116,261
Income tax expense	(24,882)	(22,126)	(70,005)	(23,034)
Income from continuing operations, net of tax	76,819	58,615	211,396	93,227
Income (loss) from discontinued operations, net of tax	1,091	301	2,995	(4,150)
Net income	77,910	58,916	214,391	89,077
Foreign currency translation adjustments	—	(78)	—	(2)
Change in unrealized gain on investments, net of tax	2,499	94	2,536	703
Realized gain on investments, net of tax, included in net income	(20)	(1,136)	(55)	(2,551)
Other comprehensive income (loss)	2,479	(1,120)	2,481	(1,850)
Comprehensive income	$80,389	$57,796	$216,872	$87,227

Basic income (loss) per share:
Continuing operations	$0.49	$0.36	$1.34	$0.56
Discontinued operations	0.01	—	0.02	(0.03)
Net income	$0.50	$0.36	$1.36	$0.53
Diluted income (loss) per share:
Continuing operations	$0.46	$0.36	$1.28	$0.55
Discontinued operations	0.01	—	0.02	(0.02)
Net income	$0.47	$0.36	$1.30	$0.53
Shares used to compute net income per share
Basic	156,261	163,046	157,729	167,492
Diluted	166,575	163,902	164,540	169,176

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$214,391	$89,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	39,652	41,455
Stock-based compensation	26,391	36,107
Excess tax benefit associated with stock-based compensation	(20,765)	(1,851)
Other, net	15,650	6,804
Changes in operating assets and liabilities
Accounts receivable	3,602	(38)
Prepaid expenses and other assets	17,087	(12,434)
Accounts payable and accrued liabilities	(9,211)	(7,338)
Deferred revenues	80,074	59,905
Net cash provided by operating activities	366,871	211,687
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	393,677	543,503
Purchases of marketable securities	(1,579,234)	(75,705)
Purchases of property and equipment	(39,868)	(63,444)
Other investing activities	(638)	(1,179)
Net cash (used in) provided by investing activities	(1,226,063)	403,175
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	26,573	41,510
Repurchases of common stock	(231,391)	(548,803)
Payment of dividends to stockholders	—	(463,498)
Excess tax benefit associated with stock-based compensation	20,765	1,851
Other financing activities	189	(1,117)
Net cash used in financing activities	(183,864)	(970,057)
Effect of exchange rate changes on cash and cash equivalents	162	(1,645)
Net decrease in cash and cash equivalents	(1,042,894)	(356,840)
Cash and cash equivalents at beginning of period	1,313,349	1,559,628
Cash and cash equivalents at end of period	$270,455	$1,202,788
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$40,829	$140,047
Cash paid for income taxes, net of refunds received	$19,975	$5,299

VERISIGN, INC.
STATEMENTS OF OPERATIONS RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2012		September 30, 2011
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$116,062	$77,910	$88,947	$58,916
Discontinued operations		(1,091)		(301)
Adjustments:
Stock-based compensation	9,807	9,807	6,370	6,370
Amortization of other intangible assets	140	140	323	323
Restructuring charges	—	—	2,971	2,971
Unrealized loss (gain) on contingent interest derivative on Convertible Debentures		3,167		(250)
Non-cash interest expense		1,916		1,642
Tax adjustment		(7,803)		(5,413)
Non-GAAP as adjusted	$126,009	$84,046	$98,611	$64,258

Revenues	$223,528		$196,965
Non-GAAP operating margin	56.4%		50.1%
Diluted shares		166,575		163,902
Per diluted share, non-GAAP as adjusted		$0.50		$0.39

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP.
Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors' overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended September 30,
	2012	2011
Cost of revenues	$1,491	$1,443
Sales and marketing	1,697	1,305
Research and development	1,622	1,094
General and administrative	4,997	2,528
Restructuring charges	—	723
Total stock-based compensation expense	$9,807	$7,093

VERISIGN, INC.
STATEMENTS OF OPERATIONS RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2011
	Operating Income	Net Income	Operating Income	Net Income

GAAP as reported	$321,972	$214,391	$236,516	$89,077
Discontinued operations		(2,995)		4,150
Adjustments:
Stock-based compensation	26,391	26,391	30,406	30,406
Amortization of other intangible assets	788	788	968	968
Restructuring charges	(730)	(730)	12,160	12,160
Contingent interest payment to holders of Convertible Debentures		—		100,020
Unrealized loss (gain) on contingent interest derivative on Convertible Debentures		7,127		(500)
Non-cash interest expense		5,409		4,985
Tax adjustment		(23,775)		(56,256)
Non-GAAP as adjusted	$348,421	$226,606	$280,050	$185,010

Revenues	$643,396		$568,332
Non-GAAP operating margin	54.2%		49.3%
Diluted shares		164,540		169,176
Per diluted share, non-GAAP as adjusted		$1.38		$1.09

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP.
Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors' overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Nine Months Ended September 30,
	2012	2011
Cost of revenues	$4,479	$5,279
Sales and marketing	5,046	4,856
Research and development	4,191	3,965
General and administrative	12,675	16,306
Restructuring charges	—	5,701
Total stock-based compensation expense	$26,391	$36,107